Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

CAPITAL CITY BANK GROUP, INC.

ARTICLE I

MEETINGS OF SHAREOWNERS

Section 1.1. Annual Meeting. The annual meeting of the shareowners of Capital City Bank Group, Inc. (the “Corporation”) shall be held annually within the first five (5) months of each fiscal year, or at any other time permitted by law, at the time and place designated by the Board of Directors of the Corporation (the “Board of Directors”). The business transacted at the annual meeting shall include the election of directors of the Corporation and the transaction of any other business that may be brought before the meeting, in accordance with the applicable provisions of the Articles of Incorporation and these Bylaws.

Section 1.2. Special Meetings. Special meetings of the shareowners shall be held when directed by the Board of Directors through a resolution adopted by a majority of the total number of directors (whether or not any vacancies of previously authorized directorships exist at the time the Board is presented with such resolution), or when requested in writing by the holders of not less than fifty percent (50%) of all the shares entitled to vote on any issue at the meeting, upon the giving of notice as provided in Section 1.4. To demand a special meeting, the required percentage of holders must sign, date, and deliver to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held. A meeting requested by shareowners shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made. Notice of the meeting shall be issued by the Secretary or the shareowners requesting the special meeting, unless the President, the Board of Directors or such shareowners designate another person to do so.

Only business within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting of the shareowners.

Section 1.3. Place. Meetings of shareowners shall be held at the Corporation’s principal office or at such other place, within or outside of the State of Florida, as shall be determined by the Board of Directors.

The Board of Directors may determine, in its sole discretion, to hold meetings of shareowners solely or partially by means of remote communication. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareowners not physically present at a meeting of shareowners and holders of proxies representing shareowners not physically present at that meeting may, by means of remote communication, participate in, and be deemed present and vote at, a meeting of shareowners.

Section 1.4. Notice. Except as otherwise provided in the Florida Business Corporation Act (the “FBCA”), all notices of shareowners’ meetings will be in writing and will be sent or otherwise given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareowner entitled to vote at the meeting. The notice will specify the place (if any), date and hour of the meeting, and in the case of a special meeting, the purpose for which the meeting is called. Written notice of any meeting of shareowners, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the shareowner at his, her, or its address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to shareowners, any notice to shareowners may be given by electronic mail or other electronic transmission, in accordance with and subject to applicable law. An affidavit of the Secretary of the Corporation or an assistant secretary, or of the transfer agent of the Corporation, that the notice has been given will, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 1.5. Adjournments; Notice of Adjourned Meetings. Any shareowners’ meeting may be adjourned from time to time to reconvene at the same or some other place, if any. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, or the adjourned meeting is more than 120 days after the original meeting, notice of the adjourned meeting shall be given as provided in Section 1.4 to each shareowner of record on the new record date entitled to vote at such meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. The holders of a majority of the votes represented in person or by proxy at a meeting and that would be entitled to vote if a quorum were present may adjourn the meeting from time to time, even if a quorum is not present.

Section 1.6. Fixing Record Date. For the purpose of determining shareowners entitled to notice of, or to vote at, any meeting of shareowners or any adjournment thereof, or to demand a special meeting, or to receive payment of any distribution, or in order to make a determination of shareowners for any other purpose, the Board of Directors may fix in advance a date as the record date for any determination of shareowners, such date in any case to be not less than ten (10) nor more than seventy (70) days prior to the date on which the particular action requiring such determination of shareowners is to be taken; provided, however, that the record date for determining shareowners entitled to demand a special meeting is the date the first shareowner delivers his, her, or its demand to the Corporation in accordance with Section 1.2.

Section 1.7. Voting Record. After fixing a record date for a meeting of shareowners, the Corporation shall prepare or cause to be prepared an alphabetical list of the names of all shareowners of record who are entitled to notice of such meeting, with the address of, and the number and class and series, if any, of the shares held by, each shareowner. The shareowners’ list must be available for inspection by any shareowner for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar. Any shareowner of the Corporation or his, her, or its agent or attorney is entitled on written demand to inspect the shareowners’ list (subject to the requirements of the FBCA), during regular business hours and at the shareowner’s expense, during the period it is available for inspection. The Corporation shall make the shareowners’ list available at the meeting of shareowners, and any shareowner or his, her, or its agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

If the requirements of this Section have not been substantially complied with, the meeting shall be adjourned until such time as the Corporation complies with such requirements on demand of any shareowner in person or by proxy who failed to get such access. If no such demand is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

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Section 1.8. Shareowner Quorum and Voting. Except as otherwise provided in the Articles of Incorporation or by the FBCA, a majority of the shares entitled to vote on the matter, represented in person or by proxy, shall constitute a quorum at any meeting of shareowners. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice, except as otherwise provided in the FBCA or these Bylaws. After a quorum has been established at any shareowners’ meeting, the subsequent withdrawal of shareowners, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. For purposes of determining a quorum, abstentions and broker non-votes shall be deemed to be shares entitled to vote on a matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

Section 1.9. Votes Per Share. Except as otherwise provided in the Articles of Incorporation or by the FBCA, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareowners.

Section 1.10. Manner of Action. If a quorum is present, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation, these Bylaws or by law.

Section 1.11. Voting for Directors.

(a)	At each election for directors, every shareowner entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him, her, or it for as many persons as there are directors to be elected at that time and for whose election he, she, or it has a right to vote.

(b)	At any meeting for the election of directors at which a quorum is present, a nominee for election as a director shall be elected if the votes cast in favor of the nominee’s election constitute a majority of the votes cast; provided, however, that a nominee for election as a director shall be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting. If, at any meeting at which directors are elected by majority vote, a nominee for election as director receives less than a majority of the votes cast for his or her election, such director will promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by Section 1.11(c). If the plurality voting standard applies, then shareowners shall not be permitted to vote against a nominee for director. For purposes of this Section 1.11(b), a majority of votes cast means that the number of shares voted “for” a nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election. Votes cast include votes to withhold authority in each case, but exclude abstentions with respect to that nominee’s election. Votes to withhold authority are counted as votes against this nominee.

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(c)	The Corporate Governance and Nominating Committee (the “Nominating Committee”, which term shall include any successor to such Committee) will make a recommendation to the Board of Directors as to whether to accept or reject a tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the annual meeting for the year in which his or her term expires and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2.7 or may decrease the size of the Board of Directors pursuant to the provisions of Section 2.2.

(d)	To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.16) to the Secretary at the principal executive offices of the Corporation a written agreement (in the form provided by the Secretary upon written request) that such person will abide by the requirements of this Section 1.11.

Section 1.12. Voting of Shares. A shareowner may vote at any meeting of shareowners of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of the corporate shareowner or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareowner may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareowner. In the absence of any such designation or, in the case of conflicting designation by the corporate shareowner, the chairman of the board, the chief executive officer, the president, any vice president, the secretary and the treasurer of the corporate shareowner shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian, personal representative or conservator may be voted by him, her, or it, either in person or by proxy, without a transfer of such shares into his, her, or its name. Shares standing in the name of a trustee may be voted by him, her, or it, either in person or by proxy, but no trustee shall be entitled to vote shares held by him, her, or it without a transfer of such shares into his, her, or its name or the name of his, her, or its nominee.

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Shares held by or under the control of a receiver, a trustee in a bankruptcy proceeding or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his or her name.

If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

The Secretary of the Corporation shall be entitled to make all determinations with respect to the matters set forth in this Section 1.12, which determinations shall be conclusive and binding on all shareowners.

Section 1.13. Proxies. Any shareowner of the Corporation, other person entitled to vote on behalf of a shareowner pursuant to the FBCA, or attorney-in-fact for such persons, may vote the shareowner’s shares in person or by proxy.

An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to eleven (11) months, unless a longer period is expressly provided in the appointment form.

The death or incapacity of the shareowner appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his, her, or its authority under the appointment.

Any shareowner soliciting proxies from other shareowners must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

An appointment of a proxy is revocable by the shareowner unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 1.14. Voting Trusts. One or more shareowners may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interest in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Corporation’s principal office. After filing a copy of the list and agreement in the Corporation’s principal office, such copies shall be open to inspection by any shareowner of the Corporation, subject to the requirements of the FBCA, or to any beneficiary of the trust under the agreement during business hours. The trustee must also deliver a copy of each extension of the voting trust agreement, and a list of beneficial owners under such extended agreement, to the Corporation’s principal office.

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Section 1.15. Shareowners’ Agreements. Two or more shareowners may provide for the manner in which they will vote their shares, and providing for such other matters as are permitted by the FBCA, by signing an agreement for that purpose. When a shareowners’ agreement is signed, the shareowners who are parties thereto shall deliver copies of the agreement to the Corporation’s principal office. After filing a copy of the agreement in the Corporation’s principal office, such copies shall be open to inspection by any shareowner of the Corporation, subject to the requirements of the FBCA, or any party to the agreement during business hours.

Section 1.16. Shareowner Nominations and Proposals.

(a)	The only business that may be brought before an annual meeting of the shareowners shall be the election of nominees to the Board of Directors and such other business as shall have been properly brought before the meeting. To be properly brought before an annual meeting, such nominations or other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a shareowner who is a shareowner of record of the Corporation at the time the notice of meeting is delivered and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.16; clause (iii) of this sentence shall be the exclusive means for a shareowner to make nominations or submit other business (except for matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) for consideration at the annual meeting. In addition, any proposal of business (other than the election of nominees to the Board of Directors) must be a proper matter for shareowner action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareowner, the shareowner or shareowners of record intending to propose the business (the “Proposing Shareowner”) must have given timely notice thereof pursuant to this Section 1.16, in writing to the Secretary of the Corporation, even if the matter is already the subject of any notice to the shareowners or Public Disclosure (as defined below). To be timely, a Proposing Shareowner’s notice of business to be brought before the meeting (other than the nomination of Persons for election to the Board of Directors) must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting; provided, however, that if the annual meeting is to be held on a day that is more than 30 days before or after the anniversary of the previous year’s annual meeting, notice by the Proposing Shareowner must be received not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: the 90th day prior to the annual meeting and the close of business on the tenth (10th) day following the date of Public Disclosure of the date of the meeting. In no event shall the Public Disclosure of an adjournment or postponement (or public announcement thereof) of an annual meeting commence a new notice time period (or extend any notice time period). For purposes of this Section 1.16, “Public Disclosure” shall mean a disclosure made in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

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(b)	For the nomination of any person or persons for election to the Board of Directors, a Proposing Shareowner’s notice to the Secretary of the Corporation shall set forth or include:
(i)	the name, age, business address and residence address of each nominee proposed in the notice;
(ii)	the principal occupation or employment of each nominee;
(iii)	the number of shares of capital stock of the Corporation which are owned of record and beneficially by each nominee (if any);
(iv)	other information concerning each nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act and the rules and regulations thereunder;
(v)	a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three (3) years, and any other material relationships, between or among, the Proposing Shareowner(s), the beneficial owner or owners (if different than the Proposing Shareowner(s)) on whose behalf the nomination or other business proposal is being made (each, a “Beneficial Owner”), and if such Proposing Shareowner or Beneficial Owner is an entity, as to each director, executive, managing member, or control person of such entity (any such individual or control person, a “Control Person”), on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed by Rule 404 under SEC Regulation S-K if the Proposing Shareowner, any Beneficial Owners, any Control Person, or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
(vi)	as to each Proposing Shareowner:
(A)	the name and address of the Proposing Shareowner as they appear on the Corporation’s books and of each Beneficial Owner;
(B)	the class and number of shares of the Corporation which are owned as of the date of the Proposing Shareowner’s notice by the Proposing Shareowner (beneficially and of record), each Beneficial Owner, and any Control Person, and a representation that the Proposing Shareowner will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first subject to Public Disclosure;
(C)	a description of any agreement, arrangement or understanding with respect to such nomination or other business proposal between or among the Proposing Shareowner, any Beneficial Owners, and any Control Person, and a representation that the Proposing Shareowner will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first subject to Public Disclosure;
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(D)	a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareowner’s notice by, or on behalf of, the Proposing Shareowner, any Beneficial Owners, and any Control Person, the effect or intent of which is to mitigate loss to, manage risk or benefits of share price changes for, or increase or decrease the voting power of the Proposing Shareowner, any Beneficial Owners, or any Control Person with respect to shares of stock of the Corporation, and a representation that the Proposing Shareowner will notify the Corporation in writing of any agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first subject to Public Disclosure;
(E)	a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, directly or indirectly owned beneficially by the Proposing Shareowner, any Beneficial Owners, or any Control Person and any other direct or indirect opportunity to (1) profit or share in any profit, (2) manage risk, or (3) otherwise benefit, in connection with or derived from any increase or decrease in the value of shares of the Corporation, and a representation that the Proposing Shareowner will notify the Corporation in writing of any such right as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first subject to Public Disclosure;
(F)	a description of any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) owned beneficially by such Proposing Shareowner, any Beneficial Owners, or any Control Person, and a representation that the Proposing Shareowner will notify the Corporation in writing of any short interest in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first subject to Public Disclosure;
(G)	a description of any proxy, contract, agreement, understanding, or relationship pursuant to which the Proposing Shareowner, any Beneficial Owners, or Control Person have a right to vote any shares of any security of the Corporation;
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(H)	a description of any rights to dividends on the shares of the Corporation owned beneficially by the Proposing Shareowner, any Beneficial Owner, or any Control Person that are separated or separable from the underlying shares of the Corporation;
(I)	a description of any proportionate interest in shares of the Corporation or derivative interests relating to the Corporation, held, directly or indirectly, by a general or limited partnership in which the Proposing Shareowner, any Beneficial Owners, or any Control Person are a general partner or, directly or indirectly, beneficially own an interest in a general partner;
(J)	a description of any performance-related fees (other than asset-based fee) that the Proposing Shareowner, any Beneficial Owner, or any Control Person are entitled to based on any increase or decrease in the value of shares of the Corporation or derivative interested related to the Corporation, as of the date of the notice, including without limitation, any interests held by members of such Proposing Shareowner’s, Beneficial Owner’s or Control Person’s immediate family sharing the same household (which information shall be supplemented by such Proposing Shareowner, Beneficial Owner, and Control Person not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date);
(K)	a representation that the Proposing Shareowner is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or propose such other business proposal;
(L)	a representation whether the Proposing Shareowner, any Beneficial Owner, any Control Person, or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or other business proposal and, if so, the name of each participant in such solicitation; and a statement: (1) confirming whether the Proposing Shareowner, any Beneficial Owner, or any Control Person intends, or is part of a group that (x) in the case of a nomination, intends to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 under the Exchange Act, including but not limited to, delivering a proxy statement and form of proxy and soliciting at least the percentage of the voting power of all of the shares of stock of the Corporation required under applicable law to elect the nominee, and (y) in the case of a business proposal, intends to deliver a proxy statement and form of proxy and solicit at least the percentage of the voting power of all of the shares of stock of the Corporation required under applicable law to approve the proposal; and (2) whether or not any such Proposing Shareowner, any Beneficial Owner, or any Control Person intends to otherwise solicit proxies from shareowners in support of such nomination or other business proposal;
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(M)	the names and addresses of other shareowners (including beneficial and record owners and control persons) known by the Proposing Shareowner to support the nomination or other business proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareowners;
(N)	any other information relating to the Proposing Shareowner, any Beneficial Owner, and any Control Person required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations thereunder; and
(O)	a completed and signed questionnaire, representation, and agreement required by Section 1.17.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of each proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareowner’s understanding of the independence, or lack thereof, of each nominee. A Proposing Shareowner’s notice given in accordance with this Section 1.16 must contain only the name(s) of the nominee(s) for whom the Proposing Shareowner (or any Beneficial Owners) intends to solicit proxies, and a Proposing Shareowner shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 1.16. The number of nominees a Proposing Shareowner may nominate for election at a meeting (or in the case of a Proposing Shareowner giving the notice on behalf of a beneficial owner, the number of nominees a Proposing Shareowner may nominate for election at a meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at the meeting.

(c)	For all business other than director nominations, a Proposing Shareowner’s notice to the Secretary of the Corporation must set forth as to each matter the Proposing Shareowner proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (ii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that the business includes a proposal to amend these Bylaws, the language of the proposed amendment); (iii) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in the business of the Proposing Shareowner, any Beneficial Owner, and any Control Person; (iv) any other information relating to the Proposing Shareowner, any Beneficial Owner, any Control Person, or any other participants (as defined in Item 4 of Schedule 14A under the Exchange Act) required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations thereunder; (v) a description of all agreements, arrangements, or understandings between or among the Proposing Shareowner, any Beneficial Owner, any Control Person, and any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of the business and any material interest of such Proposing Shareowner, Beneficial Owner, Control Person, or any of their affiliates or associates, in the business, including any anticipated benefit therefrom; and (vi) the information required by Section 1.16(b)(vi) above.

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(d)	Only such business shall be conducted at a special meeting of shareowners as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareowners at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof (or shareowners pursuant to Section 1.2); or (ii) provided that the Board of Directors (or shareowners pursuant to Section 1.2) has determined that directors shall be elected at such meeting, by any shareowner of the Corporation who is a shareowner of record at the time the notice provided for in this Section 1.16 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 1.16. In the event the Corporation calls a special meeting of shareowners for the purpose of electing one or more directors to the Board of Directors, any such shareowner entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the shareowner’s notice required by (and in compliance with) this Section 1.16 must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: the 90th day prior to such special meeting, or the tenth (10th) day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement (or public announcement thereof) of a special meeting commence a new time period (or extend any notice time period).

(e)	Only nominees that are nominated in accordance with the procedures in this Section 1.16 shall be eligible to be elected at any meeting of shareowners of the Corporation to serve as directors, and only such other business will be conducted at a meeting as shall be brought before the meeting in accordance with the procedures in this Section 1.16. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Shareowner intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting under this Section 1.16 does not comply with or provide the information required by this Section 1.16 to the Corporation promptly following the later of the record date or the date notice of the record date is first subject to Public Disclosure, or the Proposing Shareowner (or a qualified representative of the Proposing Shareowner) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. The requirements of this Section 1.16 shall apply to any business or nominations to be brought before an annual meeting by a shareowner, with the exception that the requirements of this Section 1.16 shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the Corporation of the shareholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 of the Exchange Act and the proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting. The requirements of this Section 1.16 are included to provide the Corporation notice of a shareowner’s intention to bring business or nominations before an annual meeting and shall in no event be construed as imposing upon any shareowner the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting. Except as required by law, the Articles of Incorporation, or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.16, and, if any proposed nomination or business is not in compliance with this Section 1.16, to declare such defective proposal or nomination be disregarded.

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(f)	Without limiting the other provisions and requirements of this Section 1.16, unless otherwise required by law, if any Proposing Shareowner (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act, and (ii) subsequently fails to comply with the requirements of Rules 14a-19(a)(2) and (3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Proposing Shareowner’s nominees. Upon request by the Corporation, if any Proposing Shareowner provides notice under Rule 14a-19(b) under the Exchange Act, the shareowner shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that the Proposing Shareowner has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

Section 1.17. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.16) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) consents to being named in any proxy materials (including without limitation, a proxy statement and any supplements or amendments thereto and a form of proxy) as a nominee and to serving as a director if elected; (b) intends to serve as a director for the full term for which such nominee is standing for election; (c) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any nomination or other business proposal, issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, or (iii) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 1.18. Inspectors of Election. Prior to each meeting of shareowners, the Board of Directors or the President may appoint one or more Inspectors of Election. Upon his or her appointment, each such Inspector shall take and sign an oath to faithfully execute the duties of Inspector at such meeting with strict impartiality and to the best of his or her ability. Such Inspectors shall determine the number of shares outstanding, the number of shares present at the meeting and whether a quorum is present at such meeting. The Inspectors shall receive votes and ballots and shall determine all challenges and questions as to the right to vote and shall thereafter count and tabulate all votes and ballots and determine the result. Such Inspectors shall do such further acts as are proper to conduct the elections of directors and the vote on other matters with fairness to all shareowners. The Inspectors shall make a certificate of the results of the elections of directors and the vote on other matters. No Inspector shall be a candidate for election as a director of the Corporation.

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Section 1.19. Organization. Meetings of shareowners shall be presided over by the President, if any, or in his or her absence by a Chairman designated by the Board of Directors, or in the absence of such designation by a Chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the Chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.20. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the shareowners will vote at a meeting shall be announced at such meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of shareowners as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of shareowners shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting, to shareowners of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (e) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of shareowners shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE II

DIRECTORS

Section 2.1. Functions. Except as provided in the Articles of Incorporation or by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of this Corporation shall be managed under the direction of, the Board of Directors.

Section 2.2. Number. The Board of Directors of the Corporation shall consist of a number of persons fixed by a resolution of the Board of Directors from time to time; provided, however, that the Board of Directors shall not consist of less than one (1) person, and not more than twenty-five (25) persons.

Section 2.3. Selection and Term. Except as otherwise provided herein and in the Articles of Incorporation with respect to appointment of directors in order to fill a vacancy, directors shall be elected at the annual meeting of shareowners or at a special meeting in accordance with Article VI of the Articles of Incorporation, as it may be amended from time to time. A director shall hold office until the next annual meeting and until his or her successor shall be elected and qualified, subject to the director’s prior death, resignation, retirement, disqualification, or removal from office.

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Section 2.4. Qualifications. Directors must be natural persons over the age of 18 years old, but need not be residents of the State of Florida.

Section 2.5. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed, but only for cause (as defined in the Articles of Incorporation), and only by action of the shareowners in accordance with the Articles of Incorporation. A removal of any director by the action of the shareowners must receive the approval by an affirmative vote of the holders of not less than two-thirds (66 2/3%) of the voting power of all the issued and outstanding shares of the Corporation at any annual meeting or any special meeting called for such purpose. A director may not be removed without such a meeting, notwithstanding any other provisions of these Bylaws. The notice of the meeting at which a vote is taken to remove a director must state that the purpose or one of the purposes of the meeting is the removal of the director or directors.

Section 2.6. Resignation. Any director may resign at any time by delivering written notice to the Corporation, the Board of Directors or its Chairman, or the Secretary of the Corporation. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

Section 2.7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy or a newly created directorship will hold office until the next annual meeting and until his or her successor shall be elected and qualified, subject to the director’s prior death, resignation, retirement, disqualification, or removal from office.

Section 2.8. Regular Meetings. An annual regular meeting of the Board of Directors shall be held without notice as soon as practicable after the annual meeting of shareowners at the place where such meeting is held for the purpose of the election of officers and the transaction of such other business as may come before the meeting, or at such other time and place as may be determined by the Board of Directors. Other regular meetings of the Board of Directors may be called by a majority of the Board of Directors.

Section 2.9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President of the Corporation, or a majority of the Board of Directors.

The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or outside of the State of Florida, as the place for holding any special meeting of the Board of Directors called by him, her, or them. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Florida.

Notice of any special meeting of the Board of Directors may be given by any reasonable means, whether oral or written, and at any reasonable time prior to such meeting. The reasonableness of any notice given in connection with any special meeting of the Board of Directors shall be determined in light of all of the pertinent circumstances. It shall be presumed that notice of any special meeting given at least two (2) days prior to such special meeting, either orally (by telephone or in person), or by written notice delivered personally or mailed or sent by electronic communications to each director at his or her business or residence address, is reasonable. Neither the business to be transacted at, nor the purpose or purposes of, any special meetings of the Board of Directors need be specified in the notice or in any written waiver of notice of such meeting.

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Section 2.10. Waiver of Notice of Meeting. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice either before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 2.11. Quorum and Voting. A majority of the number of directors fixed in the manner provided by these Bylaws shall constitute a quorum for the transaction of business; provided however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 2.12. Meetings of the Board of Directors by Means of Electronic Communications. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone, videoconference or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 2.13. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, is provided by all of members of the Board of Directors, or all members of the committee, as the case may be. Action taken under this Section is effective when the last director or member of the committee provides the consent, unless the consent specifies a later effective date. Such consent shall have the effect as a vote taken at an annual or special meeting of the Board of Directors and may be described as such in any document.

Section 2.14. Director Conflicts of Interests. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity of which one or more of the directors of this Corporation are directors or officers or in which they or any of them are financially interested shall be either void or voidable because of such relationship or interest, or because such director or directors of this Corporation are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his, her, or their vote(s) are counted for such purpose, if:

(a)	The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the vote(s) or written consent(s) of such interested director(s); or

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(b)	The fact of such relationship or interest is disclosed or known to the shareowners entitled to vote and they authorize, approve or ratify such contract or transaction by vote taken at an annual or special meeting of shareowners; or

(c)	The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee thereof or the shareowners.

For purposes of Section 2.14(a) only, a conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no relationship or interest in the transaction, but a transaction may not be authorized, approved or ratified under this Section 2.14 by a single director. If a majority of the directors who have no such relationship or interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action under this Section 2.14. The presence of, or a vote cast by, a director with such relationship or interest in the transaction does not affect the validity of any action taken under Section 2.14(a) if the transaction is otherwise authorized, approved or ratified as provided in that subsection, but such presence or vote of such director or directors may be counted for purposes of determining whether the transaction is approved under other provisions of the Bylaws, the Articles of Incorporation or the FBCA.

For purposes of Section 2.14(b), a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Section 2.14. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in this Section 2.14 may not be counted in a vote of shareowners to determine whether to authorize, approve or ratify a conflict of interest transaction under Section 2.14(b). The vote of those shares, however, is counted in determining whether the transaction is approved under other provisions of these Bylaws, the Articles of Incorporation or the FBCA. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Section 2.14 constitutes a quorum for the purpose of taking action under this Section 2.14.

ARTICLE III

COMMITTEES OF THE BOARD OF DIRECTORS

Section 3.1. Standing Committees. The following standing committees may be formed: Executive Committee; Compensation Committee; Audit Committee; and Nominating and Corporate Governance Committee, as well as one or more other committees as it may deem advisable. Each such committee may exercise the powers and authority of the Board of Directors to the extent provided in the charters of each committee adopted by the Board of Directors in one or more resolutions; provided, however, that no such committee shall have the authority or power to:

(a)	approve or recommend to shareowners actions or proposals required by law to be approved by shareowners;

(b)	fill vacancies on the Board of Directors or any committee thereof;

(c)	adopt, amend or repeal the Bylaws;

(d)	authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors;

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(e)	authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of the series of a class of shares, except that the Board of Directors may authorize a committee (or senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors; or

(f)	take any other action that may not be taken by a committee under these Bylaws, the Articles of Incorporation, or the FBCA.

Section 3.2. Meetings. Each committee shall hold as many meetings as are necessary to continue or complete the performance of its duties. The provisions of Sections 2.9, 2.10 and 2.11 shall apply to committees and their members as well.

Section 3.3. Record of Meetings. Each committee shall keep or cause to be kept minutes of each meeting held, and each set of minutes shall include a description of all matters considered and all decisions, if any, made.

ARTICLE IV

OFFICERS

Section 4.1. Officers. If appointed by the Board of Directors, the officers of this Corporation shall consist of a Chairman, a President, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as may appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

Section 4.2. Appointment and Term of Office. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board held after the shareowners’ annual meeting. If the appointment of officers does not occur at this meeting, the appointment shall occur as soon thereafter as practicable. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

Section 4.3. Removal of Officers. Any officer of the Corporation may be removed from his or her office or position at any time, with or without cause, by a majority vote of the Board of Directors.

Section 4.4. Resignation. Any officer of the Corporation may resign at any time from his or her office or position by delivering notice to the Secretary of the Corporation, the Board of Directors or its Chairman. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 4.5. Duties. If appointed by the Board of Directors, the officers of this Corporation shall have the following duties:

(a)	Chairman. The Chairman shall preside at all meetings of the Board of Directors.

(b)	President. Unless otherwise specified by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, in general, supervise and control all of the business and affairs of the Corporation, and shall preside at all meetings of the committees of the Board of Directors on which he or she may serve, and in the absence of the Chairman, shall preside at all meetings of the Board of Directors. During any time the President is serving as the Chief Executive Officer, the President shall be a member of the Board of Directors.

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(c)	Executive, Senior and other Vice Presidents. One or more Executive, Senior or other Vice Presidents may be designated by that title or such additional title or titles as the Board of Directors may determine. The duties of such Vice Presidents shall be as follows:

During the absence or inability of the President to perform his or her duties or exercise his or her powers, as set forth in these Bylaws, the same shall be performed and exercised by an Executive Vice President (in such order of seniority as may be determined by the Board of Directors or, failing such determination, as may be designated by the Chairman); and when so acting, he or she shall have the powers and be subject to all responsibilities hereby given to or imposed upon the President. However, the Executive Vice President shall not become a member of the Board of Directors unless elected by the Board of Directors. The Executive, Senior and other Vice Presidents shall have such powers and perform such duties as usually pertain to their office, or as are assigned to them by the President or the Board of Directors.

(d)	Secretary. The Secretary shall have such powers and perform such duties as are incident to the Office of Secretary of a Corporation, or as are assigned to him or her by the President or the Board of Directors, including the following:

(i)	keeping the resolutions, forms of written consent, minutes of the meetings of the Board of Directors and of the shareowners, and other official records of the Corporation in appropriate books;
(ii)	giving and serving all notices of the Corporation;
(iii)	being custodian of the records and of the corporate seal, and affixing the latter when required to authenticate the records of the Corporation;
(iv)	keeping or causing to be kept the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residences, their post office addresses, the number of shares owned by each, and the time at which each person became such owner; and keep or cause to be kept such stock and transfer books open daily during the business hours and at the main office of the Corporation, or at such other place as may be designated by the Secretary, subject to the inspection of such shareowners as are authorized to inspect the same, as provided in Section 1.7;
(v)	signing all certificates of stock;
(vi)	presenting to the Board of Directors all communications addressed to him or her in the official capacity of Secretary of the Corporation from the Chairman, Chief Executive Officer, President or any executive officer or shareowner of the Corporation; and
(vii)	attending to all correspondence and perform all the duties incident to the Office of Secretary.

(e)	Treasurer. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 4.6. Other Officers, Employees, and Agents. Each and every other officer, assistant officer, employee, and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board of Directors to exercise supervisory authority.

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ARTICLE V

SHARES OF STOCK

Section 5.1. Certificates for Shares. The Board of Directors shall determine whether shares of the corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the Corporation shall be signed (either manually or by facsimile) by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. A certificate that has been signed by an officer or officers who later shall have ceased to be such officer when the certificate is issued shall nevertheless be valid. Upon receipt of the consideration for which the Board of Directors has authorized for the issuance of the shares, such shares so issued shall be fully paid and nonassessable.

Section 5.2. Issuance of Shares. All certificates issued shall be registered and numbered in the order in which they are issued. They shall be issued in consecutive order, and on the face of each share shall be entered the name of the person owning the shares represented by the certificate, the number of shares represented by the certificate, and the date of issuance of the certificate. No certificate shall be issued for any share until such share is fully paid.

Section 5.3. Transfer of Shares; Ownership of Shares. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation, and only after the surrender to the Corporation of the certificates representing such shares, if any, by the person in whose name the shares stand on the books of the Corporation, or his or her duly authorized legal representative. Except as provided in Section 5.4, in all cases of transfer, the former certificate must be surrendered and canceled before a new certificate will be issued. In case of transfer by an attorney-in-fact, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary of the Corporation.

Section 5.4. Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form and amount as the Corporation may require, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of such certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

ARTICLE VI

ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

Unless otherwise directed by the Board of Directors, the President or a designee of the President shall have the power to vote and to otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareowners on, or with respect to, any action of shareowners of any other Corporation in which this Corporation may hold securities and to otherwise exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in other corporations.

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ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 7.1. Insurance. The Board of Directors of the Corporation, in its discretion, shall have authority on behalf of the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

Section 7.2. Action Against a Party Because of Corporation Position. The Corporation shall indemnify each director or officer, and may indemnify, in its sole discretion, any employee or agent, each of whom was or is a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, as the case may be, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, a partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 7.3. Action by or in the Right of Corporation. The Corporation shall indemnify any director or officer of the Corporation, and may indemnify, in its sole discretion, any employee or agent of the Corporation, who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such claim, action, or suit, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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Section 7.4. Reimbursement if Successful. To the extent that the director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit, or proceeding referred to in Section 7.2 or Section 7.3, or in defense of any claim, issue, or matter therein, and is indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, he or she shall remain indemnified for such expenses, notwithstanding that he or she had not been successful (on the merits or otherwise) on any other claim, issue, or matter in any such claim, action, suit or proceeding.

Section 7.5. Authorization. Any indemnification under Section 7.2 or Section 7.3 (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent, as the case may be, is proper in the circumstances because he or she met the applicable standard of conduct set forth in Section 7.2 or Section 7.3. Such determination shall be made:

(a)	By a majority vote of a quorum of the Board of Directors; however, for the purposes of this Subsection, a quorum shall consist of directors who are or were not parties to such action, suit or proceeding; or

(b)	If such quorum is not obtainable, or even if obtainable, by the majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or

(c)	By independent legal counsel that is (i) selected by the Board of Directors as prescribed by Section 7.5(a) or by the committee as prescribed by Section 7.5(b), or (ii) if a quorum of the directors cannot be obtained in accordance with Section 7.5(a) and a committee cannot be designated in accordance with Section 7.5(b), selected by majority vote of the full Board of Directors (including directors who are parties to the proceeding); or

(d)	By the shareowners by a majority vote of a quorum consisting of shareowners who are or were not parties to such action, suit or proceeding, or if no such quorum is obtainable, by a majority vote of shareowners who were not parties to such proceeding.

Section 7.6. Advance Reimbursement. Expenses, including attorneys’ fees, incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation to any officer or director, and may be paid, in its sole discretion, to any agent or employee, in advance of the final disposition of such action, suit or proceeding, upon a preliminary determination, following one of the procedures set forth in Section 7.5, that the director, officer, employee or agent, as the case may be, met the applicable standard of conduct set forth in Sections 7.2 or 7.3, or as authorized by the Board of Directors in the specific case and, in either event, upon receipt of a written commitment from or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article. A plea of guilty or nolo contendere (or its equivalent) to a felony charge arising out of misconduct committed by such person in his or her capacity as a (a) director, officer, employee, or agent of the Corporation; (b) director, officer, employee, or agent of, or in a similar capacity with respect to, any subsidiary or joint venture of the Corporation or other entity or enterprise referred to in Sections 7.2 or 7.3; or (c) fiduciary, trustee, or administrator or in a similar capacity with respect to any employee benefit plan or other plan or program sponsored by the Corporation or any subsidiary of the Corporation will, for purposes of the mandatory advancement of expenses provided in the preceding sentence, constitute a final disposition of such action or proceeding. The financial ability of an indemnified party to make a repayment contemplated by this provision will not be a prerequisite to the making of an advance.

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Section 7.7. Further Indemnification. Indemnification as provided in this Article shall not be deemed exclusive. The Corporation may make any other further indemnification of any of its directors, officers, employees or agents that may be authorized under any statute, rule or law, provision of Articles of Incorporation, agreement, vote of shareowners or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, provided, however, that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a)	a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b)	a transaction from which the director, officer, employee or agent derived an improper personal benefit;

(c)	in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Statutes are applicable; or

(d)	willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareowner of the Corporation.

Where such other provision provides broader rights of indemnification than these Bylaws, such other provision shall control.

Section 7.8. Continuing Right of Indemnification. Indemnification as provided in this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 7.9. Limitation on Indemnity and Reimbursement. Notwithstanding any other provisions of this Article, in the event that the Board of Directors determines that the action giving rise to a claim for indemnity or expense reimbursement is the result of action enumerated in any of the provisions set forth in Sections 7.7(a)-(d) upon the part of the claimant, no such indemnity or expense reimbursement shall be provided by the Corporation.

ARTICLE VIII

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted, by either a majority of members of the Board of Directors or a majority vote of the shareowners; provided that the Board of Directors may not alter, amend or repeal any Bylaw adopted by shareowners if the shareowners specifically provide that such Bylaw is not subject to amendment or repeal by the directors.

Effective: December 19, 2024

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